EXHIBIT 10.1 THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT THIRD AMENDMENT (this “Agreement”) dated as of October 24, 2019 among BlueLinx Holdings Inc. (the “Borrower”), the “Guarantors” referred to on the signature pages hereto, the Lenders executing this Agreement on the signature pages hereto and HPS INVESTMENT PARTNERS, LLC, in its capacity as Administrative Agent (the “Administrative Agent”) under the Credit Agreement referred to below. WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent are parties to that certain Credit and Guaranty Agreement, dated as of April 13, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). WHEREAS, the Credit Parties, the Lenders party hereto constituting the Requisite Lenders and the Administrative Agent desire to amend the Credit Agreement on the terms set forth herein. NOW THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement, after giving effect to this Agreement, are used herein as defined therein. This Agreement shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents. Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, effective as of the Third Amendment Effective Date, the Credit Agreement is hereby amended as follows: (a) The following new definitions shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order: “Average Availability” means, as of any date, the sum of the aggregate amount of “Excess Availability” (as defined in the ABL Credit Agreement) for each of the 10 consecutive Business Days immediately preceding such date (as calculated by the Borrower as of the end of each respective day) divided by ten. “Other Leaseback Transactions” means any Sale and Leaseback Transaction in respect of real property following the Third Amendment Effective Date.

“Permitted Leaseback Transactions” means each of the 2019 Leaseback Transactions and the Other Leaseback Transactions. “Specified Properties Payment Threshold” means, as of any date of determination, an Average Availability equal to or greater than $80,000,000. “Third Amendment” means that certain Third Amendment to Credit and Guaranty Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the “Guarantors” referred to the on the signature pages thereto, the Lenders party thereto and the Administrative Agent. “Third Amendment Effective Date” October 24, 2019. “Third Amendment Fee Letter” means that certain Fee Letter dated as of the Third Amendment Effective Date among the Borrower and the Administrative Agent. (b) The definition of “2019 Leaseback Transactions” shall be restated in its entirety as follows: ““2019 Leaseback Transactions” means one or more Sale and Leaseback Transactions in respect of the 2019 Leaseback Properties.” (c) The definition of “Applicable Make-Whole Amount” shall be restated in its entirety as follows: ““Applicable Make-Whole Amount” means, with respect to any repayment or prepayment of the Loans (other than (i) any prepayment made with proceeds of a 2019 Leaseback Transaction to the extent set forth in clause (B) of the proviso to Section 2.11, (ii) a prepayment made with the proceeds of the Specified Properties to the extent set forth in clause (C)(1) of the proviso to Section 2.11 and (iii) to the extent set forth in clause (D) of the proviso to Section 2.11), an amount equal to the amount of interest that would have been paid on the principal amount of the Loans being so repaid or prepaid for the period from and including the date of such repayment or prepayment to but excluding the date that is the one (1) year anniversary of the Second Amendment Effective Date (in each case, calculated on the basis of the interest rate with respect to the Loans that is in effect on the date of such repayment or prepayment and on the basis of actual days elapsed over a year of three hundred sixty- five (365) days).” 2

(d) The definition of “Asset Sale” shall be amended by replacing the final sentence thereof with the following: “Each Permitted Leaseback Transaction shall constitute an Asset Sale.” (e) The definition of “Attributable Indebtedness” shall be restated in its entirety as follows: ““Attributable Indebtedness” means, when used with respect to any Permitted Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Permitted Leaseback Transaction.” (f) The definition of “Credit Document” shall be restated in its entirety as follows: ““Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Second Amendment Fee Letter, the Third Amendment Fee Letter, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of the Administrative Agent or any Lender in connection with this Agreement on or after the date hereof.” (g) The definition of “Real Property Capital Leases” shall be restated in its entirety as follows: ““Real Property Capital Leases” means (i) each Capital Lease obligation or financing obligation with respect to Real Estate Assets set forth on Schedule 6.1(a) and (ii) any future lease of (or any agreement conveying the right to use) any Real Estate Asset by such Person as lessee which is permitted under Section 6.1(i) and which, in accordance with GAAP, is or is required to be reflected as a capital lease on the balance sheet of such Person; provided, that, for purposes of calculating compliance with the Total Net Leverage Ratio, any lease or financing permitted hereunder occurring after the Closing Date that (a) involves any Real Estate Asset and (b) that arises out of a Permitted Leaseback Transaction, shall be excluded from clause (i)(A) of the calculation of the Total Net Leverage Ratio, in the case of each of clause (i) and (ii) above, 3 notwithstanding any accounting treatment that may be required under GAAP.” (h) The definition of Sale and Leaseback Transaction” shall be restated in its entirety as follows: ““Sale and Leaseback Transaction” means any transaction pursuant to which a Credit Party or any of its Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which a Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by a Credit Party to any Person in connection with such lease.” (i) Section 1.4 of the Credit Agreement shall be amended by adding the following clause (e) immediately following clause (d) thereof: “(e) Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with the financial covenant set forth in Section 6.7, (i) in the event that the outstanding principal balance of the Loans is greater than $95,298,863.91 on January 31, 2020, (A) the ratios required to comply with Section 6.7 for the Fiscal Quarter ending on December 28, 2019 and each Fiscal Quarter ending thereafter shall revert to the ratios set forth for such Fiscal Quarters in Section 6.7 immediately prior to the Third Amendment Effective Date (and the effectiveness of the amendments to Section 6.7 pursuant to the Third Amendment shall automatically terminate and be unwound), (B) the $10,000,000 cap set forth in clause (a) of the definition of “Consolidated Net Income” shall be reduced to zero and no adjustments to Consolidated EBITDA shall be permitted to be made under sub-clauses (vi) and (xiv) of clause (a) of the definition of “Consolidated EBITDA” (which amounts under such sub-clauses shall be deemed to be zero), in each case, for purposes of calculating the Total Net Leverage Ratio for the Fiscal Quarter ending on December 28, 2019 and each Fiscal Quarter ending thereafter, and (C) the Borrower shall no longer be permitted to exercise the cure rights set forth in Section 8.3 hereof, and (ii) in the event that the Borrower has made voluntary prepayments of the Loans under Section 2.9 and/or mandatory prepayments of the Loans under Section 2.10(a) or 2.10(c) in an aggregate principal amount of at least $50,925,000 during the period commencing on the Third Amendment Effective Date and ending on January 31, 2020, the principal amount of the 4

Loans included in Consolidated Total Debt for purposes of calculating the Total Net Leverage Ratio for the Fiscal Quarter ending December 28, 2019 shall be deemed to be the principal amount of the Loans outstanding as of January 31, 2020.” (j) Section 2.10(a) of the Credit Agreement shall be restated in its entirety as follows: “(a) Asset Sales. Not later than the fifth Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds (other than from (x) the sale of any Specified Properties after the Third Amendment Effective Date and (y) Permitted Leaseback Transactions), the Borrower shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds, together with accrued interest thereon and any premium payable pursuant to Section 2.11; provided that (i) to the extent any such Net Asset Sale Proceeds constitute proceeds of ABL Priority Collateral (including the portion of Net Asset Sale Proceeds constituting proceeds of ABL Priority Collateral from an Asset Sale of the Equity Interests of any Credit Party that owns ABL Priority Collateral), then the mandatory prepayment pursuant to this Section 2.10(a) with respect to Net Asset Sale Proceeds constituting proceeds of ABL Priority Collateral shall be in an amount equal to 100% of such Net Asset Sale Proceeds minus the amount of such Net Asset Sale Proceeds that are then required to be used to prepay Indebtedness under the ABL Credit Agreement, and (ii) (A) so long as no Default or Event of Default shall have occurred and be continuing, and (B) to the extent that (x) such Net Asset Sale Proceeds consist of proceeds of the sale of Specified Properties prior to the Third Amendment Effective Date, or (y) the Net Asset Sale Proceeds (other than from the sale of any Specified Properties) reinvested in accordance with this Section 2.10(a) from the Closing Date through the applicable date of determination, together with the aggregate amount of Net Insurance/Condemnation Proceeds reinvested in accordance with Section 2.10(b) and Net Extraordinary Receipts reinvested in accordance with Section 2.10(f), do not exceed $15,000,000 in the aggregate, then, in each case, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest (or commit to invest) all or a portion of such Net Asset Sale Proceeds in long-term productive assets of the general type used in the business of the Borrower and its Subsidiaries within twelve (12) months of receipt thereof (or, if committed to be reinvested within such twelve (12) month period, within six (6) months of such twelve (12) month period); provided that with respect to any Net Asset Sale Proceeds from the sale of any Specified Property prior to the Third Amendment Effective Date, 5 such permitted reinvestment period shall end on January 30, 2020. For the avoidance of doubt, any Net Asset Sale Proceeds not so invested during such twelve (12) month period (or, (x) in the case of commitments, within six (6) months of such twelve (12) month period and (y) in the case of Net Asset Sale Proceeds from the sale of any applicable Specified Property, by January 30, 2020) shall be required to be used to make a mandatory prepayment of the Loans on the Business Day after such period ends. Notwithstanding the foregoing provisions of this Section 2.10(a), the Net Asset Sale Proceeds of (I) any Specified Property sold after the Third Amendment Effective Date and (II) any Permitted Leaseback Transaction shall be excluded from the requirements of this Section 2.10(a) and shall instead be required to repay the Loans and applied in accordance with Section 2.10(c) of this Agreement.” (k) Section 2.10(c) of the Credit Agreement shall be restated in its entirety as follows: “(c) Proceeds of Sale and Leaseback Transaction; Specified Properties. Not later than two (2) Business Days after receipt of the Net Asset Sale Proceeds of any Permitted Leaseback Transaction or, to the extent sold after the Third Amendment Effective Date, any Specified Property, the Borrower shall apply such Net Asset Sale Proceeds as follows: (i) in the case of 2019 Leaseback Transactions made prior to the Third Amendment Effective Date, (A) the first $30,000,000 of Net Asset Sale Proceeds for all 2019 Leaseback Transactions shall be paid to the Administrative Agent, for the account of the Lenders, for application to the prepayment of the principal amount of the Loans, together with accrued interest thereon and the Prepayment Premium payable pursuant to Section 2.11; and (B) thereafter, any remaining Net Asset Sale Proceeds in an aggregate amount in excess of $30,000,000 for all 2019 Leaseback Transactions, after giving effect to the payments specified in the foregoing clause (i)(A), shall be applied to repay Indebtedness under the ABL Credit Agreement; (ii) all Net Asset Sale Proceeds from Other Leaseback Transactions shall be paid to the Administrative Agent, for the account of the Lenders, for application to the prepayment of the principal amount of the Loans, together with accrued interest thereon and any Prepayment Premium applicable thereto; provided that the aggregate amount required to be paid pursuant to this clause (c)(ii) from and after February 1, 6

2020 shall be reduced by an amount equal to $40,000,000 minus the aggregate Net Asset Sale Proceeds that the Borrower has paid pursuant to this clause (c)(ii) during the period from the Third Amendment Effective Date through and including January 31, 2020 (which amount shall in no event be less than $0); and (iii) all Net Asset Sale Proceeds from Specified Properties sold after the Third Amendment Effective Date shall be paid to the Administrative Agent, for the account of the Lenders, for application to the prepayment of the principal amount of the Loans, together with accrued interest thereon and any Prepayment Premium applicable thereto; provided that, notwithstanding the foregoing, with respect to the first $10,000,000 of Net Asset Sale Proceeds from Specified Properties received by the Borrower after January 31, 2020 (A) if, as of the date of receipt of any such Net Asset Sale Proceeds, the Specified Properties Payment Threshold is not satisfied, 100% of such Net Asset Sale Proceeds shall be used to repay Indebtedness under the ABL Credit Agreement, and (B) if, as of the date of receipt of any such Net Asset Sale Proceeds, the Specified Properties Payment Threshold is satisfied, 50% of such Net Asset Sale Proceeds shall be used to repay Indebtedness under the ABL Credit Agreement, with the remainder to be paid to the Administrative Agent, for the account of the Lenders, for application to the prepayment of the principal amount of the Loans, together with accrued interest thereon and any Prepayment Premium applicable thereto (and thereafter all such Net Asset Sale Proceeds in excess of $10,000,000 shall be paid to the Administrative Agent, for the account of the Lenders, for application to the prepayment of the principal amount of the Loans, together with accrued interest thereon and any Prepayment Premium applicable thereto).” (l) Section 2.11 of the Credit Agreement shall be restated in its entirety as follows: “2.11 Prepayment Premium. In the event that all or any portion of the Loans is repaid or prepaid for any reason (including as a result of any mandatory prepayments, voluntary prepayments, payments made following acceleration of the Loans or after an Event of Default but excluding payments of the purchase price in connection with an assignment of the Loans made pursuant to Section 2.20(b)) prior to the fourth anniversary of the Second Amendment Effective Date, such repayments or prepayments will 7 be made together with a premium equal to (i) 3.00% of the amount repaid or prepaid and accompanied by the Applicable Make-Whole Amount as of the date of such repayment or prepayment, if such repayment or prepayment occurs on or prior to the first anniversary of the Second Amendment Effective Date, (ii) 3.00% of the amount repaid or prepaid, if such repayment or prepayment occurs after the first anniversary of the Second Amendment Effective Date but on or prior to the second anniversary of the Second Amendment Effective Date, (iii) 2.00% of the amount repaid or prepaid, if such repayment or prepayment occurs after the second anniversary of the Second Amendment Effective Date but on or prior to the third anniversary of the Second Amendment Effective Date and (iv) 1.00% of the amount repaid or prepaid, if such repayment or prepayment occurs after the third anniversary of the Second Amendment Effective Date but on or prior to the fourth anniversary of the Second Amendment Effective Date (the foregoing premiums (including the Applicable Make-Whole Amount), the “Prepayment Premium”); provided that (A) the Prepayment Premium shall not apply to (1) scheduled amortization Installment payments made by Borrower pursuant to Section 2.8, (2) mandatory prepayments by Borrower pursuant to Section 2.10(b), Sections 2.10(e), 2.10(f) and 2.10(g), and (3) mandatory prepayments by Borrower pursuant to Sections 2.10(a) and 2.10(c) not exceeding $15,000,000 in the aggregate prior to the Third Amendment Effective Date, (B) in the case of mandatory prepayments by Borrower with the Net Asset Sale Proceeds of a 2019 Leaseback Transaction pursuant to Section 2.10(c) made prior to the Third Amendment Effective Date, the Applicable Make-Whole Amount component of the Prepayment Premium shall not apply and such prepayments will be made together with a premium equal to 3.00% of the amount prepaid in lieu of any other Prepayment Premium (except to the extent permitted by the immediately preceding clause (A)(3)), (C) in the case of prepayments of the Loans made with the proceeds of the Specified Properties made on or prior to the first anniversary of the Second Amendment Effective Date, (1) for the first $25,000,000 of such prepayments of the Loans, the Applicable Make-Whole Amount component of the Prepayment Premium shall not apply and such prepayments will be made together with a premium equal to 3.00% of the amount prepaid in lieu of any other Prepayment Premium, and (2) for such prepayments of the Loans in excess of the amount specified in the 8 immediately preceding sub-clause (1), the Prepayment Premium (including the Applicable Make-Whole Amount component thereof) shall apply, and (D) for the first $50,925,000 of voluntary prepayments of the Loans under Section 2.9 and/or mandatory prepayments of the Loans under Section 2.10(a) or 2.10(c) made by Borrower during the period commencing on the Third Amendment Effective Date and ending on January 31, 2020, the Applicable Make-Whole Amount component of the Prepayment Premium shall not apply to such prepayments and such prepayments will be made together with a premium equal to 3.00% of the amount prepaid in lieu of any other Prepayment Premium. If the Loans are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the amount of principal of and premium on the Loans that becomes due and payable shall equal 100% of the principal amount of the Loans plus the Prepayment Premium in effect on the date of such acceleration or such other prior due date, as if such acceleration or other occurrence were a voluntary prepayment of the Loans accelerated or otherwise becoming due. Without limiting the generality of the foregoing, it is understood and agreed that if the Loans are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Prepayment Premium applicable with respect to a voluntary prepayment of the Loans will also be due and payable on the date of such acceleration or such other prior due date as though the Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do 9

so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.” (m) Section 2.12(b) of the Credit Agreement shall be restated in its entirety as follows: “(b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.10(a) through 2.10(g) shall be applied on a pro rata basis to the remaining scheduled amortization Installments of principal of the Loans (including the final payment). Notwithstanding the foregoing, any amount required to be paid pursuant to Section 2.10(c) shall be applied to the remaining scheduled amortization Installments of principal of the Loans (including the final payment) in inverse order of maturity.” (n) Section 6.1(i) of the Credit Agreement shall be restated in its entirety as follows: “(i) (x) Attributable Indebtedness with respect to Permitted Leaseback Transactions, and (y) Indebtedness of the Borrower or its Subsidiaries with respect to Capital Lease obligations and purchase money obligations in an aggregate amount not to exceed the greater of $30,000,000 and 29.0% of Consolidated EBITDA as of the most recently ended Measurement Period; provided that any such Indebtedness (i) is issued and any Liens securing such Indebtedness are created within 180 days after the acquisition, construction, lease or improvement of the asset financed, and (ii) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;” (o) Section 6.7 of the Credit Agreement shall be restated in its entirety as follows: “6.7 Financial Covenant. The Total Net Leverage Ratio as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending September 29, 2018) shall not exceed the corresponding ratio set forth below: 10

Fiscal Quarter Total Net Ending Leverage Ratio September 29, 2018 8.25 to 1.00 December 29, 2018 6.75 to 1.00 March 30, 2019 8.00 to 1.00 June 29, 2019 8.25 to 1.00 September 28, 2019 7.50 to 1.00 December 28, 2019 6.25 to 1.00 March 28, 2020 6.25 to 1.00 June 27, 2020 6.50 to 1.00 September 26, 2020 6.00 to 1.00 January 2, 2021 5.25 to 1.00 April 3, 2021 5.00 to 1.00 July 3, 2021 4.75 to 1.00 October 2, 2021 4.50 to 1.00 January 1, 2022 4.25 to 1.00 April 2, 2022 4.00 to 1.00 July 2, 2022 3.75 to 1.00 Thereafter 3.50 to 1.00 (p) Section 6.8(e) of the Credit Agreement shall be restated in its entirety as follows: “(e) Dispositions of the Specified Properties, so long as (i) the consideration received for such assets shall be (A) in an amount at least equal to the Fair Market Value thereof and (B) paid solely in Cash, and (ii) if such sale occurs after the Third Amendment Effective Date, not later than two (2) Business Days after receipt thereof, the Net Asset Sale Proceeds thereof shall be applied to prepay the Loans pursuant to Section 2.10(c);” (q) Section 6.8(g) of the Credit Agreement shall be restated in its entirety as follows: “(g) Other Leaseback Transactions, so long as (A) no Event of Default shall have occurred and be continuing, or would result therefrom, (B) the consideration received therefor shall be (i) in an amount at least equal to the Fair Market Value thereof (determined in good faith by the Board of Directors of the Borrower 11

(or similar governing body)) and (ii) paid solely in Cash, and (C) not later than two (2) Business Days after receipt thereof, the Net Asset Sale Proceeds thereof shall be applied to prepay the Loans to the extent required pursuant to Section 2.10(c); and” (r) Section 6.8(h) of the Credit Agreement shall be restated in its entirety as follows: “(h) the 2019 Leaseback Transactions made prior to the Third Amendment Effective Date, so long as (A) no Event of Default shall have occurred and be continuing, or would result therefrom, and after giving effect to such transaction, the Borrower shall be in Pro Forma Compliance (determined in accordance with Section 1.4(d)) with Section 6.7 of the Credit Agreement for the Measurement Period most recently ended, (B) such 2019 Leaseback Transactions shall be completed within (x) six (6) months after the Second Amendment Effective Date in the case of any Initial Leaseback Property, provided that if the Borrower has entered into a binding contract for the sale and leaseback of such Initial Leaseback Property within six (6) months after the Second Amendment Effective Date, the period specified in this sub-clause (x) to consummate such 2019 Leaseback Transaction shall be extended to nine (9) months after the Second Amendment Effective Date, or (y) nine months of the Second Amendment Effective Date in the case of any Other Leaseback Property, (C) the aggregate Fair Market Value of all such properties sold in such 2019 Leaseback Transactions does not exceed $50,000,000 and the consideration received therefor shall be (i) in an amount at least equal to the Fair Market Value thereof (determined in good faith by the Board of Directors of the Borrower (or similar governing body)) and (ii) paid solely in Cash, and (D) not later than two (2) Business Days after receipt of the Net Asset Sale Proceeds of the 2019 Leaseback Transactions, the Borrower shall apply the proceeds as required by Section 2.10(c).” (s) Section 6.8 of the Credit Agreement shall be amended by deleting the following paragraph at the end thereof: “Notwithstanding the foregoing provisions of this Section 6.8 or the provisions of Section 6.10 to the contrary, the 2019 Leaseback Transactions shall be permitted to made under Section 6.8(h) but not any other clause of this Section 6.8 or Section 6.10.” (t) Section 6.10 of the Credit Agreement shall be restated in its entirety as follows: 12

““6.10 [Reserved].” (u) Section 8.3(d) of the Credit Agreement shall be restated in its entirety as follows: “(d) During the term of this Agreement, the Borrower may not exercise the cure right set forth in this Section 8.3 (x) in connection with any Event of Default in respect of Section 6.7 as of the end of the Fiscal Quarter ending December 28, 2019 or (y) more than three (3) times in the aggregate.” Section 3. Representations and Warranties. Each Credit Party represents and warrants to each Agent and the Lenders that, after giving effect to this Agreement, (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Credit Documents, are true and complete in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to “this Agreement” included reference to the Credit Agreement after giving effect to this Agreement and (b) no Default or Event of Default has occurred and is continuing as of the date hereof. Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall each become effective, as of the date hereof (the “Third Amendment Effective Date”), upon satisfaction of the following conditions: (a) Execution. The Administrative Agent shall have received counterparts of (i) this Agreement executed by the Borrower, the Guarantors party to the Credit Agreement and Lenders party to the Credit Agreement constituting the Requisite Lenders and (ii) the Third Amendment Fee Letter executed by the Borrower. (b) Corporate Authorizations. The Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent resolutions of the board of directors or similar governing body of the Borrower approving and authorizing the execution, delivery and performance of the Agreement as of the date hereof, certified as of the date hereof by its secretary or an assistant secretary as being in full force and effect without modification or amendment. (c) Amendment Fee. The Administrative Agent, for the account of each Lender, shall have received the amendment fee specified in the Third Amendment Fee Letter. (d) Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements due and payable under the Credit Documents on or prior to the date hereof, including all reasonable and documented out-of-pocket fees, charges and disbursements of Administrative Agent and counsel to Administrative Agent. 13

Section 5. No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any other Credit Document, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 hereof. Section 6. Confirmation. Each Credit Party (a) confirms its obligations under the Collateral Documents, (b) confirms that its Obligations under the Credit Agreement as modified hereby are entitled to the benefits of the pledges set forth in the Collateral Documents, (c) confirms that its Obligations under the Credit Agreement as modified hereby constitute “Secured Obligations” (as defined in the Collateral Documents) and (d) agrees that the Credit Agreement as modified hereby is the Credit Agreement under and for all purposes of the Collateral Documents. Each party, by its execution of this Agreement, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents. Each Guarantor (a) confirms its Guaranteed Obligations under the Credit Agreement, (b) confirms that the Guaranteed Obligations under the Credit Agreement as modified hereby are entitled to the benefits of the guarantee set forth in Section 7 of the Credit Agreement and (c) confirms that the Obligations under the Credit Agreement as modified hereby constitute “Guaranteed Obligations”. Each Credit Party, by its execution of this Agreement, hereby confirms that the Guaranteed Obligations shall remain in full force and effect. Section 7. Miscellaneous. (a) This Agreement shall be limited as written and nothing herein shall be deemed to constitute an amendment or waiver of any other term, provision or condition of any of the Credit Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender or any Agent may now have or may in the future have under any of the Credit Documents. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. (b) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES 14

THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. (c) Each of the undersigned Lenders, by its execution hereof, authorizes and directs the Administrative Agent to execute and deliver this Agreement upon the satisfaction of the conditions precedent described above (which shall be conclusively evidenced by such Lender’s execution hereof). (d) Each of the undersigned Lenders confirms the authority of the Administrative Agent and Collateral Agent to, and the Administrative Agent and Collateral Agent each agrees to, in each case without further written consent or authorization from any Secured Party, execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a Permitted Leaseback Transaction permitted under the Credit Agreement (as amended hereby). [Signature pages follow] 15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written. BORROWER: BLUELINX HOLDINGS INC. By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President and Chief Executive Officer S-1

GUARANTORS: CEDAR CREEK HOLDINGS, INC. By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President and Chief Executive Officer BLUELINX CORPORATION By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President and Chief Executive Officer BLUELINX FLORIDA HOLDINGS NO.1 INC. BLUELINX FLORIDA HOLDINGS N O. 2 INC. CEDAR CREEK LLC CEDAR CREEK CORP. ASTRO BUILDINGS INC. LAKE STATES LUMBER, INC. VENTURE DEVELOPMENT & CONSTRUCTION, LLC By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President and Chief Executive Officer BLUELINX FLORIDA LP By: BlueLinx Florida Holdings No. 2 Inc., its General Partner By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President and Chief Executive Officer S-2

ABP AL (MIDFIELD) LLC ABP CO II (DENVER) LLC ABP FL (LAKE CITY) LLC ABP FL (PENSACOLA) LLC ABP FL (YULEE) LLC ABP IA (DES MOINES) LLC ABP IL (UNIVERSITY PARK) LLC ABP IN (ELKHART) LLC ABP KY (INDEPENDENCE) LLC ABP LA (NEW ORLEANS) LLC ABP ME (PORTLAND) LLC ABP MI (GRAND RAPIDS) LLC ABP MN (MAPLE GROVE) LLC ABP MO (KANSAS CITY) LLC ABP MO (SPRINGFIELD) LLC ABP MO (BRIDGETON) LLC ABP MO (KANSAS CITY) LLC ABP NC (CHARLOTTE) LLC ABP NJ (DENVILLE) LLC ABP NY (YAPHANK) LLC ABP OH (TALMADGE) LLC ABP OK (TULSA) LLC ABP PA (STANTON) LLC ABP SC (CHARLESTON) LLC ABP TN (ERWIN) LLC ABP TN (MEMPHIS) LLC ABP TN (MADISON) LLC ABP TX (EL PASO) LLC ABP TX (HOUSTON) LLC ABP TX (LUBBOCK) LLC ABP TX (SAN ANTONIO) LLC ABP VA (RICHMOND) LLC ABP VT (SHELBURNE) LLC By: BlueLinx Holdings Inc., as Sole Manager By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President and Chief Executive Officer S-3

ADMINISTRATIVE AGENT: HPS INVESTMENT PARTNERS, LLC, as Administrative Agent By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-4

REQUISITE LENDERS: SPECIALTY LOAN FUND 2016, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-5

SPECIALTY LOAN ONTARIO FUND 2016, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-6

SPECIALTY LOAN FUND 2016-L, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-7

SLF 2016 INSTITUTIONAL HOLDINGS, L.P., as Lender By: HPS Investment Partners, LLC, its Service Provider By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-8

MORENO STREET DIRECT LENDING FUND, L.P., as Lender By: PS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-9

SPECIALTY LOAN VG FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-10

NDT SENIOR LOAN FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-11

AIGUILLES ROUGES SECTOR B INVESTMENT FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-12

FALCON CREDIT FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-13

RELIANCE STANDARD LIFE INSURANCE COMPANY, as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-14

TMD-DL HOLDING, LLC, as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-15

TOKIO MILLENNIUM RE AG, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-16

SPECIALTY LOAN FUND – CX – 2, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-17

CACTUS DIRECT LENDING FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-18

PRIVATE LOAN OPPORTUNITIES FUND, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-19

RED CEDAR FUND 2016, L.P., as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-20

PACIFIC INDEMNITY COMPANY, as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-21

AXA EQUITABLE LIFE INSURANCE COMPANY, as Lender By: HPS Investment Partners, LLC, its Investment Manager By: /s/ Vikas Keswani Name: Vikas Keswani Title: Managing Director S-22